Exhibit 1.01

2018 Avaya Holdings Corp. Conflict Minerals Report
Reporting period: January 1, 2018 to December 31, 2018
The Conflict Minerals Report (the “Report”) is publicly available on the Company’s website at: https://www.avaya.com/en/about-avaya/corporate-responsibility.
Exhibit 1.01
Avaya Holdings Corp. is providing this Report for the reporting period January 1 to December 31, 2018. This report is designed to provide the information required by the provisions of Rule 13(p) under the Securities Exchange Act of 1934 and the instructions to Form SD which requires SEC registered companies to annually disclose the use of conflict minerals originating from the Democratic Republic of the Congo (the “DRC”)_or adjoining countries (”covered countries”) and not from recycled or scrap sources that are necessary to the functionality or production of a manufactured product. Conflict minerals are identified as columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, or simply tantalum, tin, tungsten and gold, which are collectively referred to as “Conflict Minerals” or “3TG”. Use of the terms “Avaya” or the “Company” in this Report refers to Avaya Holdings Corp., a Delaware corporation, and its consolidated subsidiaries taken as a whole, unless the context otherwise indicates.
The Company has conducted a reasonable country of origin inquiry (“RCOI”) and subsequent due diligence according to the 5-step approach detailed in Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Third Edition (“OECD Guidance” or “Guidance”), an internationally recognized due diligence framework, to determine if it knows or has reason to believe that the 3TGs identified in the Company’s products originated from sources in the conflict countries. As a downstream user of minerals, the Company contracts the manufacture of products with electronic manufacturing suppliers (“EMSs”), making it challenging to identify all its source mines given the extent of the Company’s supply chain and the Company’s lack of direct relationships with the mines and/or smelters (“SOR”) providing the minerals. The Company is reliant on industry initiatives (principally the Responsible Minerals Initiative or “RMI”), manufacturing partners and parts vendors with whom the Company has direct supplier relationships to determine the source of the Conflict Minerals in the Company’s products. The Company relies on the RMI to audit SORs for Responsible Minerals Assurance Process (“RMAP”) conformance, data on audit status and country of origin information. This Report summarizes the Company’s process to identify and assess products contracted by the Company for manufacture by EMS partners that were sold during the reporting period and contained 3TG.

Executive Summary of the 2018 Conflict Minerals Program
The Company performed a RCOI on the portion of its supply chain which provided products and parts containing 3TGs to determine the source of the 3TGs in such products and parts sold during the reporting period. Eighty-two percent (82%) of such suppliers responded. The results identified in the Conflict Minerals Reporting Template (“CMRT”) returned by the suppliers showed 381 total smelters or refiners (SORs listed in Appendix A attached hereto) involved in the Company’s supply chain, of which 322 could be found on the Standard Smelter List of the Responsible Minerals Assurance Process. These 322 are either “conformant” (254), “active” (8) or “not active” (60). “Conformant” means that the SOR has successfully passed an audit by the RMAP process. “Active” means the SOR is working with the RMI to complete the

Exhibit 1.01

RMAP. “Not Active” means the SOR is not working with the RMI to become conformant. The other 59 SORs could not be found in the RMAP list and thus are considered “not active” and “not an eligible SOR” for RMAP conformance. These 59 are listed in the second table on Appendix A. The RMAP list of conformant and eligible SORs is produced by the Responsible Minerals Initiative (“RMI”) of the Responsible Business Alliance (“RBA”) and it identifies SORs who are eligible processors and some of which have been found to be conformant within the RMAP standards. RMI uses an independent third-party audit of SOR management systems and sourcing practices to validate smelters' company level management processes for alignment to the OECD Guidance. These results, which are listed in the last column of the second table on Appendix A attached to this Report, indicate a category of “not legitimate SORs”. This category requires additional due diligence with the Company’s direct Suppliers to determine the actual SORs that performed the mineral processing. The additional due diligence will be covered in examination of next year’s CMRT supplier submissions.
The Company cannot be certain about the origin of the Conflict Minerals used by smelters or entities that are not listed as RMAP-conformant SORs. The Company has partnered with Suppliers to obtain more information to determine the status of these smelters and entities. Notwithstanding that the Company was unable to confirm the source of some of the 3TGs used in its products, no independent private sector audit was performed of the Company’s due diligence processes this year.

Avaya Company Overview
Avaya Holdings Corp. (the "Parent" or "Avaya Holdings"), together with its consolidated subsidiaries (collectively, the “Company” or “Avaya”), is a global leader in digital communications products, solutions and services for businesses of all sizes. Avaya builds open, converged and innovative solutions to enhance and simplify communications and collaboration in the cloud, on-premises or a hybrid of both. The Company's global team of professionals delivers services from initial planning and design, to implementation and integration, to ongoing managed operations, optimization, training and support. Currently, the Company manages its business operations in two segments, Products & Solutions and Services. The Company sells directly through its worldwide sales force and indirectly through its global network of channel partners, including distributors, service providers, dealers, value-added sellers, system integrators and business partners that provide sales and services support.

•
Avaya Products & Solutions primarily develops, markets, and sells unified communications and contact center solutions, offered on premises, in the cloud, or as a hybrid solution. These integrate multiple forms of communications, including telephony, e-mail, instant messaging and video.

•
Avaya Services develops, markets and sells comprehensive end-to-end global service offerings that enable customers to evaluate, plan, design, implement, monitor, manage and optimize even complex enterprise communications networks.

The Company’s Conflict Minerals Program Overview
Avaya’s Conflict Minerals Program (hereinafter referred to as the “Program) is one element of the Company’s broader human rights policies and programs. The Company is an affiliate member of the RBA and participates in the RBA’s RMI committees, such as the Plenary, the Due Diligence Practices Team and the Mineral Reporting Template Team and uses the results and data from RMI smelter or refiner audits. The Company also uses guidance published by the RMI as it relates to downstream companies and incorporates the RMI Conflict Minerals Reporting Template (“CMRT”), as well as the requirements of the Dodd-Frank

Exhibit 1.01

Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), the OECD Guidance and related Supplements for tantalum, tin, tungsten and gold, into its Program. As further described below, three key elements of the Program are:

I.	Determination of Product Applicability

II.	The Reasonable Country of Origin Inquiry (RCOI)

III.	Due Diligence

I.	Determination of Product Applicability
Each year, the Company creates a list of products and parts which it sold in the reporting calendar year that were contracted to be manufactured for the Company and that include 3TG. Products purchased off the shelf from Original Equipment Manufacturers (“OEMs”) were excluded as the Company is not the manufacturer of those products. This list of in-scope products and parts, which was refined by assessing it against the Company’s previous year’s RCOI results, was provided to a third-party partner to conduct the Company’s RCOI.

II.	Reasonable Country of Origin Inquiry (RCOI)
The Company outsources the design of some, and the manufacture of all, of its products and solutions. Therefore, the RCOI included the Company’s EMS providers, Original Design Manufacturers (“ODMs”) and the Company controlled suppliers (collectively with the EMS providers and the ODMs, the “Suppliers”) of parts and components used in the Company designed hardware products and parts that were sold to customers during calendar year 2018. Finished products and parts obtained from OEMs where the designs were not influenced by the Company (i.e., products or parts which were purchased and included in the Company’s solutions without modification or additional assembly) were excluded from the scope of the RCOI. The Company products and parts identified as containing the 3TGs not from recycled or scrap sources, which are in scope pursuant to Dodd-Frank requirements, consist of gateways, routers, servers, network infrastructure equipment and endpoints. As mentioned above, the Company’s RCOI was conducted using the CMRT, which was provided to in-scope Suppliers, along with educational materials and training to facilitate their completion of the CMRT. The Company also used the RMI RCOI Database to determine country of origin. Suppliers who did not respond to the request to complete the CMRT were escalated to the applicable Avaya Commodity Manager, who reminded them of their contractual obligation to provide this information. In addition, the Company leveraged information resources of the RMI, publicly available information published by the London Bullion Market Association and the Responsible Jewelry Council, as well as the resources of a third-party consultant to analyze the Supplier responses. The results of the information review were used to identify those Suppliers for which additional information and due diligence was required. The results of the assessments and the collected CMRTs were electronically stored.

III.	The Company’s Due Diligence Program (hereinafter referred to as the “DD Program”)
The Company’s DD Program was designed in accordance with the OECD five step framework, which is the international framework currently recognized for compliance with the Dodd-Frank requirements.

Exhibit 1.01

Step 1: The Company’s Management System
For its DD Program, the Company has adopted a management system similar in nature to the Company’s Quality and Environmental Management systems by implementing a ‘Plan-Do-Check-Act’ mechanism for its Conflict Minerals processes. Under this DD Program, the Company has undertaken the following actions:

•
The Company developed a Conflict Minerals Policy and communicated it to Suppliers during the RCOI process and during annual supplier engagement forums. The policy and the requirement to provide a CMRT is included in new Requests for Quotations and supplier contracts. This policy is posted on the Company website at https://www.avaya.com/en/documents/conflict-minerals-policy-2018.pdf , and is updated from time to time as needed. The Company also developed Standard Operating Procedures (“SOPs”) that, with the Conflict Minerals Policy, define the Company’s process for conducting the DD Program. A cross-functional team of subject matter experts was assembled from supply chain management, product compliance, product engineering, research and development, and the environmental and legal functions of the Company. Supply chain management leads the team and provides periodic updates to senior management.

•
The Company is a member of the RBA and participates in RMI as a member, which allowed the Company to learn from other companies regarding their Conflict Minerals plans and processes. This has led to DD Program improvements with greater supply chain and customer transparency.

•	The Company continued to implement its document control program to manage and retain from year to year the documentation associated with each RCOI and related Due Diligence activities.

•
The Company partnered with Suppliers to identify the sources of Conflict Minerals in the products and parts that they provide to the Company, as indicated in the RCOI results. Suppliers were also engaged through periodic business reviews and an annual supplier forum to discuss compliance requirements. If significant risks, such as non-conformant smelters, are identified through the DD Program or other means, then it could ultimately cause the Company to suspend trade with, or disengage from, a Supplier.

•	The Company developed Conflict Minerals Vendor Training to instruct Suppliers on how to perform their own due diligence and how to fill out the CMRT form.

To resolve grievances that Suppliers or SORs may have, the Company uses the publicly available RMI Grievance Mechanism. Suppliers are informed of this Grievance Mechanism in the Company’s Conflict Minerals Vendor Training. The Grievance Mechanism may be used for complaints against the Company, the RMI, the RMI RMAP or auditors used by the RMI, or for other grievances related to Conflict Minerals. The grievances, including corrective actions, are tracked and monitored by the RMI. Following is a link to the Grievance Mechanism: http://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance-mechanism

Step 2: Identify and Assess Risks in the Supply Chain
The Company used the RCOI analysis results to identify Suppliers using SORs that are not engaged in an approved validation scheme (e.g., RMAP, London Bullion Market Association and the Responsible Jewelry Council) and to assess related supply chain risks.

Exhibit 1.01

Step 3: Design and Implement a Strategy to Respond to Identified Risks
To address the risks in the Company’s supply chain posed by the use of non-RMAP conformant SORs, the Company remains actively involved in the RBA and RMI, including participation in RMI committees such as Plenary, Due Diligence Processes Team and Minerals Reporting Template Team, and in maintaining and executing the Company’s Conflict Minerals Program. The Company continues to work with supply chain partners to address reported non-conformant smelters, including dis-engagement or suspension if necessary. The Company also works with supply chain partners for resolution when requests for smelters in the supply chain to participate in the RMAP list program, or other approved schemes, are met with resistance or are not executed.

Step 4: Independent third-party audit of our SOR due diligence practices
As a downstream user of 3TG minerals and a member of the RMI, the Company leverages information from the independent third-party audits of the SORs facilitated by initiatives such as the RMI’s RMAP, London Bullion Market Association and the Responsible Jewelry Council to determine the SORs’ practices. Over time, this effort has resulted in increasing the number of SORs in the Company’s supply chain that are RMAP-conformant. The Company actively participates in RMI activities, including involvement in sub-committees and contributing possible SOR names, to support the Company’s efforts to assess each SOR’s alignment to the OECD Guidance via the RMAP.

Step 5: Annual Reporting on our Supply Chain Due Diligence
The Company continues to provide an annual report of its Supply Chain Due Diligence Practice activities in accordance with the Dodd-Frank requirements, as evidenced by this Report. The Company participated in the RMI CMR Peer Review, which provides an opportunity to have a confidential review of a draft of the Company’s Conflict Mineral Report and receive valuable feedback from that review. Received verbal and written feedback was reviewed and considered for inclusion in the Company’s final Conflict Mineral Report. The Due Diligence results are summarized below.

Efforts to Determine Conflict Minerals Country of Origin and Facilities used to Process Conflict Minerals
The Company’s RCOI process and due diligence to determine the source of 3TGs in the Company’s products is based on data collection and partnership with Suppliers. The Company queried 210 Suppliers for the 2018 RCOI reporting period, of which 172 responded. In these responses, 381 unique SORs were identified as processing 3TGs used in the parts and/or components contained in the Company’s Products. The Company has verified that 254 of the SORs are RMAP-conformant SORs, 8 SORs are actively progressing toward conformance and 60 SORs are in the Not Active status (which is down from 123 in 2017.) The remaining 59 smelters are not found on the RMI Standard Smelter List and therefore may not be actual smelters. These 59 are in a separate table in Appendix A.

The majority of responses received from the Company’s Suppliers during the RCOI were provided at the company level rather than responses specific to the product sold to the Company. One top tier Supplier indicated their inability to obtain more than a 50% response rate from their supply chain, making it impossible to determine the complete list of smelters in the Company’s supply chain. In addition, some SORs identified by the Suppliers were not listed on any conformant smelter or refiners lists by the RMI, the London Bullion Market Association or the Responsible Jewelry Council and could not be confirmed through the Company’s due diligence as actual SORs. As a result, the Company cannot determine its

Exhibit 1.01

conflict-free status (as defined by Dodd-Frank Act) at either a product or company level because it cannot confirm that the SORs identified provide a complete picture of Conflict Minerals sourcing. Of the information that was verified, the chart on the next page lists the country of origin for the 3TG minerals in the Company’s products.

Country of Origin Results for 3TG in the Company’s Products

Conflict Mineral	Country of Origin	Notes
Gold	Benin, Bolivia (Plurinational State of), Brazil, Chile, Colombia, Ecuador, Eritrea, Ghana, Guinea, Guyana, Mali, Mauritania, Nicaragua, Niger, Peru, Swaziland, Togo, and South Africa.
Tantalum
Austria, Bolivia (Plurinational State of), Brazil, China, Colombia, Ethiopia, Guinea, India, Madagascar, Malaysia, Nigeria, Russian Federation, Sierra Leone, Thailand, Mozambique, Burundi, Rwanda, and DRC.

The reported Tantalum from the DRC and other covered countries came from 15 Smelters all of which have been audited and validated as "conformant" by the Responsible Mineral Initiative (RMI), which is internationally recognized for managing an independent third-party assessment program in line with the OECD Guidance.*

Tin
Australia, Bolivia (Plurinational State of), Brazil, China, Colombia, Guinea, Indonesia, Laos, Malaysia, Mongolia, Myanmar, Nigeria, Peru, Portugal, Russian Federation, Taiwan, Thailand, Great Britain, Northern Ireland, Venezuela, Burundi, Rwanda, Uganda, and DRC.

The reported Tin from the DRC and other covered countries came from 2 Smelters all of which have been audited and validated as "compliant" by the Responsible Mineral Initiative (RMI), which is internationally recognized for managing an independent third-party assessment program in line with the OECD Guidance.*

Tungsten
Australia, Bolivia, Brazil, China, Colombia, Guinea, Indonesia, Laos, Malaysia, Mongolia, Myanmar, Nigeria, Peru, Great Britain, Northern Ireland, Russian Federation, Taiwan, Thailand, United States of America, Burundi, Rwanda, and DRC.

The reported Tantalum from the DRC came from 3 Smelters all of which have been audited and validated as "conformant" by the Responsible Mineral Initiative (RMI), which is internationally recognized for managing an independent third-party assessment program in line with the OECD Guidance.*

*Note: SORs who receive minerals from the DRC and adjoining countries, i.e. Covered Countries, can still be declared conformant to the RMAP process.

The 322 SORs identified by the Company’s in-scope Suppliers, the minerals processed, and their classification in regard to the RMAP list are provided in the table included as Appendix A attached to this Report. A graphical depiction of the 2018 RCOI and due diligence results is provided in Figure 1 as compared to the 2017 results in Figure 2. The validation classifications of the SORs reported in the graphs (Figures 1 and 2) are defined as follows:
• Conformant- These are RMAP-conformant SORs.
• RMAP Active - These are smelters that have committed to undergoing a RMAP audit.
• Not Active - These are smelters that are neither Compliant nor RMAP Active.

Exhibit 1.01

An additional classification of the SORs which is included only in Appendix A is:
• Not an eligible SOR - These are non-verified smelters or “unknown”.

Figure 1- 2018 Results

Figure 2- 2017 Results

Future Plans to Mitigate Conflict Minerals Sourcing Risk
The Company plans to implement the following actions with the supply chain to help mitigate the risk of potentially sourcing Conflict Minerals from Suppliers who do not have OECD aligned due diligence measures in place:

•	Perform the RCOI process by December of the Reporting Year to allow additional time for Supplier engagement and due diligence.

•	Continue to require completion of the CMRT in applicable Requests for Quote (“RFQ”) and from applicable new Suppliers upon award of contract (if not part of an RFQ).

•	Identify Suppliers that may, based on past performance, need additional due diligence in the future.

Forward-Looking Statements
This document contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as "anticipate,"

Exhibit 1.01

"believe," "continue," "could," "estimate," "expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should," "will," or “would” or the negative thereof or other variations thereof or comparable terminology and include, but are not limited to, the Company’s 2018 fiscal year. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors are discussed in the Company's Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), and may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Exhibit 1.01

APPENDIX A

List of Reported Smelters/Refiners Facilities Processing Minerals Used in the Company’s Products as Confirmed by the Responsible Minerals Initiative (RMI) Lists

Number	Metal	Standard Smelter Name	Smelter Id	Remarks
1	Gold	Abington Reldan Metals, LLC	CID002708	Not Active
2	Gold	Advanced Chemical Company	CID000015	Conformant
3	Gold	African Gold Refinery	CID003185	Not Active
4	Gold	Aida Chemical Industries Co., Ltd.	CID000019	Conformant
5	Gold	Al Etihad Gold Refinery DMCC	CID002560	Conformant
6	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Conformant
7	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Conformant
8	Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058	Conformant
9	Gold	Argor-Heraeus S.A.	CID000077	Conformant
10	Gold	Asahi Pretec Corp.	CID000082	Conformant
11	Gold	Asahi Refining Canada Ltd.	CID000924	Conformant
12	Gold	Asahi Refining USA Inc.	CID000920	Conformant
13	Gold	Asaka Riken Co., Ltd.	CID000090	Conformant
14	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Not Active
15	Gold	AU Traders and Refiners	CID002850	Conformant
16	Gold	Aurubis AG	CID000113	Conformant
17	Gold	Bangalore Refinery	CID002863	Conformant
18	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Conformant
19	Gold	Boliden AB	CID000157	Conformant
20	Gold	C. Hafner GmbH + Co. KG	CID000176	Conformant
21	Gold	Caridad	CID000180	Not Active
22	Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Conformant
23	Gold	Cendres + Métaux S.A.	CID000189	Conformant
24	Gold	Chimet S.p.A.	CID000233	Conformant
25	Gold	Chugai Mining	CID000264	RMAP Active
26	Gold	Daejin Indus Co., Ltd.	CID000328	Conformant
27	Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	RMAP Active
28	Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Not Active
29	Gold	DODUCO GmbH	CID000362	Conformant
30	Gold	Dowa	CID000401	Conformant
31	Gold	DS PRETECH Co., Ltd.	CID003195	Conformant
32	Gold	DSC (Do Sung Corporation)	CID000359	Conformant
33	Gold	Eco-System Recycling Co., Ltd.	CID000425	Conformant
34	Gold	Elemetal Refining, LLC	CID001322	Not Active
35	Gold	Emirates Gold DMCC	CID002561	Conformant
36	Gold	Fidelity Printers and Refiners Ltd.	CID002515	Not Active
37	Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522	Not Active
38	Gold	Geib Refining Corporation	CID002459	Conformant
39	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	Not Active
40	Gold	Guangdong Jinding Gold Limited	CID002312	Not Active
41	Gold	Gujarat Gold Centre	CID002852	Not Active
42	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	Not Active
43	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Not Active
44	Gold	HeeSung Metal Ltd.	CID000689	Conformant
45	Gold	Heimerle + Meule GmbH	CID000694	Conformant
46	Gold	Heraeus Ltd. Hong Kong	CID000707	Conformant
47	Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Conformant

Appendix page 1

Exhibit 1.01

APPENDIX A

Number	Metal	Standard Smelter Name	Smelter Id	Remarks
48	Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	Not Active
49	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	Not Active
50	Gold	HwaSeong CJ Co., Ltd.	CID000778	Not Active
51	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Conformant
52	Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Conformant
53	Gold	Istanbul Gold Refinery	CID000814	Conformant
54	Gold	Italpreziosi	CID002765	Conformant
55	Gold	Japan Mint	CID000823	Conformant
56	Gold	Jiangxi Copper Co., Ltd.	CID000855	Conformant
57	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Not Active
58	Gold	JSC Uralelectromed	CID000929	Conformant
59	Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Conformant
60	Gold	Kaloti Precious Metals	CID002563	Not Active
61	Gold	Kazakhmys Smelting LLC	CID000956	RMAP Active
62	Gold	Kazzinc	CID000957	Conformant
63	Gold	Kennecott Utah Copper LLC	CID000969	Conformant
64	Gold	KGHM Polska Miedź Spółka Akcyjna	CID002511	RMAP Active
65	Gold	Kojima Chemicals Co., Ltd.	CID000981	Conformant
66	Gold	Korea Zinc Co., Ltd.	CID002605	Conformant
67	Gold	Kyrgyzaltyn JSC	CID001029	Conformant
68	Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Not Active
69	Gold	L'azurde Company For Jewelry	CID001032	Not Active
70	Gold	L'Orfebre S.A.	CID002762	Conformant
71	Gold	Lingbao Gold Co., Ltd.	CID001056	Not Active
72	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	Not Active
73	Gold	LS-NIKKO Copper Inc.	CID001078	Conformant
74	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Not Active
75	Gold	Marsam Metals	CID002606	Conformant
76	Gold	Materion	CID001113	Conformant
77	Gold	Matsuda Sangyo Co., Ltd.	CID001119	Conformant
78	Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	Conformant
79	Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Conformant
80	Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	Conformant
81	Gold	Metalor Technologies S.A.	CID001153	Conformant
82	Gold	Metalor USA Refining Corporation	CID001157	Conformant
83	Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	CID001161	Conformant
84	Gold	Mitsubishi Materials Corporation	CID001188	Conformant
85	Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Conformant
86	Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	Conformant
87	Gold	Modeltech Sdn Bhd	CID002857	Not Active
88	Gold	Morris and Watson	CID002282	Not Active
89	Gold	Morris and Watson Gold Coast	CID002866	Not Active
90	Gold	Moscow Special Alloys Processing Plant	CID001204	Conformant
91	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220	Conformant
92	Gold	Navoi Mining and Metallurgical Combinat	CID001236	Not Active
93	Gold	NH Recytech Company	CID003189	RMAP Active
94	Gold	Nihon Material Co., Ltd.	CID001259	Conformant
95	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Conformant
96	Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Conformant
97	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Conformant
98	Gold	OJSC Novosibirsk Refinery	CID000493	Conformant
99	Gold	PAMP S.A.	CID001352	Conformant

Appendix page 2

Exhibit 1.01

APPENDIX A

Number	Metal	Standard Smelter Name	Smelter Id	Remarks
100	Gold	Pease & Curren	CID002872	Not Active
101	Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	Not Active
102	Gold	Planta Recuperadora de Metales SpA	CID002919	Conformant
103	Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Conformant
104	Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Conformant
105	Gold	PX Précinox S.A.	CID001498	Conformant
106	Gold	QG Refining, LLC	CID003324	Not Active
107	Gold	Rand Refinery (Pty) Ltd.	CID001512	Conformant
108	Gold	Remondis Argentia B.V.	CID002582	Conformant
109	Gold	Republic Metals Corporation	CID002510	Not Active
110	Gold	Royal Canadian Mint	CID001534	Conformant
111	Gold	SAAMP	CID002761	Conformant
112	Gold	Sabin Metal Corp.	CID001546	Not Active
113	Gold	Safimet S.p.A	CID002973	Conformant
114	Gold	SAFINA A.S.	CID002290	Not Active
115	Gold	Sai Refinery	CID002853	Not Active
116	Gold	Samduck Precious Metals	CID001555	RMAP Active
117	Gold	Samwon Metals Corp.	CID001562	Not Active
118	Gold	SAXONIA Edelmetalle GmbH	CID002777	Conformant
119	Gold	Schone Edelmetaal B.V.	CID001573	Not Active
120	Gold	SEMPSA Joyería Platería S.A.	CID001585	Conformant
121	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Not Active
122	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Conformant
123	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Conformant
124	Gold	Singway Technology Co., Ltd.	CID002516	Conformant
125	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Conformant
126	Gold	Solar Applied Materials Technology Corp.	CID001761	Conformant
127	Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Not Active
128	Gold	Sudan Gold Refinery	CID002567	Not Active
129	Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Conformant
130	Gold	SungEel HiTech	CID002918	Conformant
131	Gold	T.C.A S.p.A	CID002580	Conformant
132	Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Conformant
133	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	Conformant
134	Gold	Tokuriki Honten Co., Ltd.	CID001938	Conformant
135	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Not Active
136	Gold	Tony Goetz NV	CID002587	Not Active
137	Gold	TOO Tau-Ken-Altyn	CID002615	RMAP Active
138	Gold	Torecom	CID001955	Conformant
139	Gold	Umicore Brasil Ltda.	CID001977	Conformant
140	Gold	Umicore Precious Metals Thailand	CID002314	Conformant
141	Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Conformant
142	Gold	United Precious Metal Refining, Inc.	CID001993	Conformant
143	Gold	Universal Precious Metals Refining Zambia	CID002854	Not Active
144	Gold	Valcambi S.A.	CID002003	Conformant
145	Gold	Western Australian Mint trading as The Perth Mint	CID002030	Conformant
146	Gold	WIELAND Edelmetalle GmbH	CID002778	Conformant
147	Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	Conformant
148	Gold	Yokohama Metal Co., Ltd.	CID002129	Conformant
149	Gold	Yunnan Copper Industry Co., Ltd.	CID000197	Not Active
150	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Conformant
151	Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243	Conformant

Appendix page 3

Exhibit 1.01

APPENDIX A

Number	Metal	Standard Smelter Name	Smelter Id	Remarks
152	Tantalum	Asaka Riken Co., Ltd.	CID000092	Conformant
153	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	Conformant
154	Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291	Conformant
155	Tantalum	D Block Metals, LLC	CID002504	Conformant
156	Tantalum	Duoluoshan	CID000410	Not Active
157	Tantalum	Exotech Inc.	CID000456	Conformant
158	Tantalum	F&X Electro-Materials Ltd.	CID000460	Conformant
159	Tantalum	FIR Metals & Resource Ltd.	CID002505	Conformant
160	Tantalum	Global Advanced Metals Aizu	CID002558	Conformant
161	Tantalum	Global Advanced Metals Boyertown	CID002557	Conformant
162	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	Conformant
163	Tantalum	H.C. Starck Co., Ltd.	CID002544	Conformant
164	Tantalum	H.C. Starck GmbH Goslar	CID002545	Conformant
165	Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Conformant
166	Tantalum	H.C. Starck Inc.	CID002548	Conformant
167	Tantalum	H.C. Starck Ltd.	CID002549	Conformant
168	Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	Conformant
169	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Conformant
170	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Conformant
171	Tantalum	Jiangxi Tuohong New Raw Material	CID002842	Conformant
172	Tantalum	Jiujiang Janny New Material Co., Ltd.	CID003191	Conformant
173	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Conformant
174	Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	Conformant
175	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Conformant
176	Tantalum	KEMET Blue Metals	CID002539	Conformant
177	Tantalum	KEMET Blue Powder	CID002568	Conformant
178	Tantalum	LSM Brasil S.A.	CID001076	Conformant
179	Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	Conformant
180	Tantalum	Mineração Taboca S.A.	CID001175	Conformant
181	Tantalum	Mitsui Mining & Smelting	CID001192	Conformant
182	Tantalum	Molycorp Silmet A.S.	CID001200	Conformant
183	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Conformant
184	Tantalum	Power Resources Ltd.	CID002847	Conformant
185	Tantalum	QuantumClean	CID001508	Conformant
186	Tantalum	Resind Indústria e Comércio Ltda.	CID002707	Conformant
187	Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522	Conformant
188	Tantalum	Solikamsk Magnesium Works OAO	CID001769	Conformant
189	Tantalum	Taki Chemical Co., Ltd.	CID001869	Conformant
190	Tantalum	Telex Metals	CID001891	Conformant
191	Tantalum	Ulba Metallurgical Plant JSC	CID001969	Conformant
192	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Conformant
193	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	Not Active
194	Tin	Alpha	CID000292	Conformant
195	Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Not Active
196	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Conformant
197	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Conformant
198	Tin	China Tin Group Co., Ltd.	CID001070	Conformant
199	Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278	Not Active
200	Tin	CV Ayi Jaya	CID002570	Conformant
201	Tin	CV Dua Sekawan	CID002592	Conformant
202	Tin	CV Gita Pesona	CID000306	Conformant
203	Tin	CV Serumpun Sebalai	CID000313	Conformant

Appendix page 4

Exhibit 1.01

APPENDIX A

Number	Metal	Standard Smelter Name	Smelter Id	Remarks
204	Tin	CV Tiga Sekawan	CID002593	Conformant
205	Tin	CV United Smelting	CID000315	Conformant
206	Tin	CV Venus Inti Perkasa	CID002455	Conformant
207	Tin	Dowa	CID000402	Conformant
208	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Not Active
209	Tin	Elmet S.L.U.	CID002774	Conformant
210	Tin	EM Vinto	CID000438	Conformant
211	Tin	Estanho de Rondônia S.A.	CID000448	Not Active
212	Tin	Fenix Metals	CID000468	Conformant
213	Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	Conformant
214	Tin	Gejiu Jinye Mineral Company	CID002859	Conformant
215	Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	Conformant
216	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Conformant
217	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Conformant
218	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	Conformant
219	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	Conformant
220	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	Conformant
221	Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	Conformant
222	Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	Conformant
223	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	Not Active
224	Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Conformant
225	Tin	Malaysia Smelting Corporation (MSC)	CID001105	Conformant
226	Tin	Melt Metais e Ligas S.A.	CID002500	Conformant
227	Tin	Metallic Resources, Inc.	CID001142	Conformant
228	Tin	Metallo-Chimique N.V.	CID002773	Conformant
229	Tin	Mineração Taboca S.A.	CID001173	Conformant
230	Tin	Minsur	CID001182	Conformant
231	Tin	Mitsubishi Materials Corporation	CID001191	Conformant
232	Tin	Modeltech Sdn Bhd	CID002858	Conformant
233	Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CID001231	Conformant
234	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Not Active
235	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Conformant
236	Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Conformant
237	Tin	Operaciones Metalurgical S.A.	CID001337	Conformant
238	Tin	Pongpipat Company Limited	CID003208	Not Active
239	Tin	PT Aries Kencana Sejahtera	CID000309	Conformant
240	Tin	PT Artha Cipta Langgeng	CID001399	Conformant
241	Tin	PT ATD Makmur Mandiri Jaya	CID002503	Conformant
242	Tin	PT Babel Inti Perkasa	CID001402	Conformant
243	Tin	PT Bangka Prima Tin	CID002776	Conformant
244	Tin	PT Bangka Serumpun	CID003205	Conformant
245	Tin	PT Bangka Tin Industry	CID001419	Conformant
246	Tin	PT Belitung Industri Sejahtera	CID001421	Conformant
247	Tin	PT Bukit Timah	CID001428	Conformant
248	Tin	PT DS Jaya Abadi	CID001434	Conformant
249	Tin	PT Eunindo Usaha Mandiri	CID001438	Not Active
250	Tin	PT Inti Stania Prima	CID002530	Conformant
251	Tin	PT Karimun Mining	CID001448	Conformant
252	Tin	PT Kijang Jaya Mandiri	CID002829	Conformant
253	Tin	PT Lautan Harmonis Sejahtera	CID002870	Conformant
254	Tin	PT Menara Cipta Mulia	CID002835	Conformant
255	Tin	PT Mitra Stania Prima	CID001453	Conformant

Appendix page 5

Exhibit 1.01

APPENDIX A

Number	Metal	Standard Smelter Name	Smelter Id	Remarks
256	Tin	PT Panca Mega Persada	CID001457	Conformant
257	Tin	PT Prima Timah Utama	CID001458	Conformant
258	Tin	PT Refined Bangka Tin	CID001460	Conformant
259	Tin	PT Sariwiguna Binasentosa	CID001463	Conformant
260	Tin	PT Stanindo Inti Perkasa	CID001468	Conformant
261	Tin	PT Sukses Inti Makmur	CID002816	Conformant
262	Tin	PT Sumber Jaya Indah	CID001471	Conformant
263	Tin	PT Timah (Persero) Tbk Kundur	CID001477	Conformant
264	Tin	PT Timah (Persero) Tbk Mentok	CID001482	Conformant
265	Tin	PT Tinindo Inter Nusa	CID001490	Conformant
266	Tin	PT Tommy Utama	CID001493	Conformant
267	Tin	Resind Indústria e Comércio Ltda.	CID002706	Conformant
268	Tin	Rui Da Hung	CID001539	Conformant
269	Tin	Soft Metais Ltda.	CID001758	Conformant
270	Tin	Super Ligas	CID002756	Not Active
271	Tin	Thaisarco	CID001898	Conformant
272	Tin	Tin Technology & Refining	CID003325	Conformant
273	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Not Active
274	Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	Conformant
275	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Conformant
276	Tin	Yunnan Tin Company Limited	CID002180	Conformant
277	Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Conformant
278	Tungsten	ACL Metais Eireli	CID002833	Conformant
279	Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Conformant
280	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	Conformant
281	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Conformant
282	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	Conformant
283	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	Conformant
284	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	Conformant
285	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Conformant
286	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Conformant
287	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536	Not Active
288	Tungsten	Global Tungsten & Powders Corp.	CID000568	Conformant
289	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Conformant
290	Tungsten	H.C. Starck GmbH	CID002541	Conformant
291	Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542	Conformant
292	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	Conformant
293	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	Conformant
294	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	Conformant
295	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CID003182	RMAP Active
296	Tungsten	Hydrometallurg, JSC	CID002649	Conformant
297	Tungsten	Japan New Metals Co., Ltd.	CID000825	Conformant
298	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Conformant
299	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647	Not Active
300	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Conformant
301	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	Not Active
302	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Conformant
303	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Conformant
304	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535	Not Active
305	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Conformant
306	Tungsten	Kennametal Fallon	CID000966	Conformant
307	Tungsten	Kennametal Huntsville	CID000105	Conformant

Appendix page 6

Exhibit 1.01

APPENDIX A

Number	Metal	Standard Smelter Name	Smelter Id	Remarks
308	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	Conformant
309	Tungsten	Moliren Ltd	CID002845	Conformant
310	Tungsten	Niagara Refining LLC	CID002589	Conformant
311	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	Conformant
312	Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Conformant
313	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815	Conformant
314	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Conformant
315	Tungsten	Unecha Refractory metals plant	CID002724	Conformant
316	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	Not Active
317	Tungsten	Wolfram Bergbau und Hütten AG	CID002044	Conformant
318	Tungsten	Woltech Korea Co., Ltd.	CID002843	Conformant
319	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Conformant
320	Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	Conformant
321	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	Conformant
322	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	Conformant

Appendix page 7

Exhibit 1.01

APPENDIX A

List of Reported Smelters/Refiners Facilities Processing Minerals Used in the Company’s Products Not Confirmed as Legitimate SORs

Number	Metal	Standard Smelter Name	Smelter Id	Remarks
1	Gold	Aktyubinsk Copper Company TOO	CID000028	Not Active
2	Gold	AURA-II	CID002851	Not Active
3	Gold	Bauer Walser AG	CID000141	Not Active
4	Gold	China National Gold Group Corporation	CID000242	Not Active
5	Gold	Dai-ichi Seiko	CID000339	Not Active
6	Gold	Faggi Enrico S.p.A.	CID002355	Not Active
7	Gold	Korea Metal Co., Ltd.	CID000988	Not Active
8	Gold	OJSC Kolyma Refinery	CID001328	Not Active
9	Gold	PM Sales	CID001372	Not Active
10	Gold	Sichuan Metals & Materials Imp & Exp Co	CID001732	Not Active
11	Gold	So Accurate Group, Inc.	CID001754	Not Active
12	Gold	Zhongkuang Gold Industry Co., Ltd	CID002214	Not Active
13	Tantalum	E.S.R. Electronics	CID002590	Not Active
14	Tantalum	H.C. Starck GmbH Laufenburg	CID002546	Not Active
15	Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731	Not Active
16	Tantalum	King-Tan Tantalum Industry Ltd.	CID000973	Not Active
17	Tantalum	Plansee SE Liezen	CID002540	Not Active
18	Tantalum	Plansee SE Reutte	CID002556	Not Active
19	Tantalum	Tranzact, Inc.	CID002571	Not Active
20	Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CID002232	Not Active
21	Tin	An Thai Minerals Co., Ltd.	CID002825	Not Active
22	Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295	Not Active
23	Tin	CV Makmur Jaya	CID000308	Not Active
24	Tin	Da Nang Processing Import and Export Joint Stock	CID003154	Not Active
25	Tin	Dai-ichi Seiko	CID000340	Not Active
26	Tin	Elemetal Refining, LLC	CID001323	Not Active
27	Tin	Feinhütte Halsbrücke GmbH	CID000466	Not Active
28	Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CID001063	Not Active
29	Tin	Metahub Industries Sdn. Bhd.	CID001136	Not Active
30	Tin	Metallum Group Holding NV	CID001143	Not Active
31	Tin	Novosibirsk Processing Plant Ltd.	CID001305	Not Active
32	Tin	PT Alam Lestari Kencana	CID001393	Not Active
33	Tin	PT Babel Surya Alam Lestari	CID001406	Conformant
34	Tin	PT Bangka Kudai Tin	CID001409	Not Active
35	Tin	PT Bangka Putra Karya	CID001412	Not Active
36	Tin	PT Bangka Timah Utama Sejahtera	CID001416	Not Active
37	Tin	PT BilliTin Makmur Lestari	CID001424	Not Active
38	Tin	PT Cipta Persada Mulia	CID002696	Not Active
39	Tin	PT Fang Di MulTindo	CID001442	Not Active
40	Tin	PT HP Metals Indonesia	CID001445	Not Active
41	Tin	PT Justindo	CID000307	Not Active
42	Tin	PT Koba	CID001449	Not Active
43	Tin	PT O.M. Indonesia	CID002757	Not Active
44	Tin	PT Pelat Timah Nusantara Tbk	CID001486	Not Active
45	Tin	PT Seirama Tin Investment	CID001466	Not Active

Appendix page 8

Exhibit 1.01

APPENDIX A

Number	Metal	Standard Smelter Name	Smelter Id	Remarks
46	Tin	PT Tirus Putra Mandiri	CID002478	Conformant
47	Tin	PT Wahana Perkit Jaya	CID002479	Not Active
48	Tin	Sizer Metals PTE	CID001748	Not Active
49	Tin	univertical international (suzhou) co. ltd	CID001997	Not Active
50	Tin	VQB Mineral and Trading Group JSC	CID002015	Not Active
51	Tin	xinmao tin corp .,ltd	CID003102	Not Active
52	Tin	Zhongshan Jinye Smelting Co., Ltd	CID002220	Not Active
53	Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CID002518	Not Active
54	Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345	Not Active
55	Tungsten	Ganxian Shirui New Material Co., Ltd.	CID002531	Not Active
56	Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868	Not Active
57	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CID002578	Not Active
58	Tungsten	Pobedit, JSC	CID002532	Not Active
59	Tungsten	Sanher Tungsten Vietnam Co., Ltd.	CID002538	Not Active

Appendix page 9